Contacts: Investors/Analysts
Julie Prozeller
FD
212-850-5721
alliancedata@fd.com

Media
Shelley Whiddon
Alliance Data
214.494.3811
Shelley.Whiddon@AllianceData.com

Alliance Data Closes on New $1.6  Billion Credit Facility

Dallas, TX, May 26, 2011 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that the Company has completed a new credit facility.

The new facility consists of a $792.5 million term loan and a $792.5 million revolving credit facility for a total of $1.585 billion, with the right to increase the aggregate principal amount for a total amount of $2.0 billion.  The proceeds will be used to repay existing indebtedness and provide additional liquidity to fund acquisitions and other growth initiatives. The interest  rate on the term of the loan starts at LIBOR plus 225 basis points, and will decline as the company’s leverage ratio declines. The facility matures May 2016.

Lead agents on the bank facility were BMO Capital Markets and SunTrust Robinson Humphrey, Inc. The facility was oversubscribed and included approximately 20 banks from around the world.

Charles Horn, chief financial officer of Alliance Data, said, "The closing of these new facilities provide us with an even stronger liquidity position and increases our financial flexibility as we continue to take advantage of future growth opportunities.  We believe these facilities also demonstrate the support and confidence of our lenders, with whom we have strong relationships, in our business and our strategy.  Including these recent credit facilities, our leverage ratio at the corporate level remains at a prudent level and is well within our covenant requirements.”

"The support from both new and long-term banking relationships was tremendous,” commented Bob Armiak, senior vice president and treasurer of Alliance Data. “In fact, our top eight longest relationships committed over $1 billion to the facility within minutes of the launch—exceeding our expectations and giving us great momentum.”

About Alliance Data

Alliance Data® (NYSE:  ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.